Exhibit 3.1

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
KIMBALL ELECTRONICS, INC.
ARTICLE I
Name
The name of the Corporation is Kimball Electronics, Inc. (the “Corporation”).
ARTICLE II
Registered Office and Agent
The street address of the Corporation’s registered office at the time of adoption of these Articles of Incorporation is 1205 Kimball Boulevard, Jasper, Indiana 47546, and the name of its registered agent at such office is John H. Kahle.
ARTICLE III
Purposes and Powers
3.1    Purpose. The purpose for which the Corporation is formed is to engage in the transaction of any or all lawful business for which corporations may be incorporated under the Indiana Business Corporation Law (as amended from time to time, the “Corporation Law”).
3.2    Powers. The Corporation shall have (a) all powers now or hereafter authorized by or vested in corporations pursuant to the provisions of the Corporation Law, (b) all powers now or hereafter vested in corporations by common law or any other statute or act, and (c) all powers authorized by or vested in the Corporation by the provisions of these Articles of Incorporation or by the provisions of its By-Laws as from time to time in effect.
ARTICLE IV
Authorized Shares
4.1    Authorized Class and Number of Shares. The total number of shares which the Corporation has authority to issue shall be 165,000,000 shares, consisting of 150,000,000 shares of common stock, no par value (the “Common Stock”), and 15,000,000 shares of preferred stock, no par value (the “Preferred Stock”).
4.2    Share Split. Upon these Amended and Restated Articles of Incorporation of the Corporation becoming effective pursuant to the Corporation Law (the “Effective Date”), and without any further action on the part of the Corporation or its shareholders, each share of Common Stock then issued (including shares held by the Corporation as treasury shares, if any), shall be split into 582.86098 fully paid and nonassessable shares of Common Stock, so that, upon the Effective Date, each holder of record of Common Stock will hold an aggregate of 29,143,049 shares of Common Stock for each share of Common Stock of which the shareholder was the holder immediately prior to the Effective Date.
4.3    General Terms of All Shares. The Corporation shall have the power to acquire (by purchase, redemption, or otherwise), hold, own, pledge, sell, transfer, assign, reissue, cancel, or otherwise dispose of the shares of the Corporation in the manner and to the extent now or hereafter permitted by the laws of the State of Indiana (but such power shall not imply an obligation on the part of the owner or holder of any share to sell or otherwise transfer such share to the Corporation), including the power to purchase, redeem, or otherwise acquire the Corporation’s own shares, directly or indirectly, and without pro rata treatment of the owners or holders of any class or series of shares, unless, after giving effect thereto, the Corporation would not be able to pay its debts as they become due in the usual course of business or the Corporation’s total assets would be less than its total liabilities (calculated without regard to any amounts that would be needed, if the Corporation were to be dissolved at the time of the purchase, redemption, or other acquisition, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those of the holders of the shares of the Corporation being purchased, redeemed, or otherwise acquired, unless otherwise expressly provided with respect to a series of Preferred Stock in the provisions of these Articles of Incorporation adopted by the Corporation’s Board of Directors (the “Board of Directors”) pursuant to Section 4.6 hereof describing the terms of such series). Shares of the Corporation purchased, redeemed, or otherwise acquired by the Corporation shall constitute authorized but unissued shares, unless prior to any such purchase, redemption, or other acquisition, or within thirty (30) days thereafter, the Board of Directors adopts a resolution providing that such shares constitute authorized and issued but not outstanding shares.
The Board of Directors may dispose of, issue, and sell shares in accordance with, and in such amounts as may be permitted by, the laws of the State of Indiana and the provisions of these Articles of Incorporation and for such consideration, at such price or prices, at such time or times and upon such terms and conditions (including the privilege of selectively repurchasing the same) as the Board of Directors shall determine, without the authorization or approval by any shareholders of the Corporation. Shares may be disposed of, issued, and sold to such persons, firms, or corporations as the Board of Directors may determine, without any preemptive right on the part of the owners or holders of other shares of the Corporation of any class or kind to acquire such shares by reason of their ownership of such other shares.
When the Corporation receives the consideration specified in a subscription agreement entered into with the Corporation or for which the Board of Directors authorized the issuance of shares, as the case may be, the shares issued therefor shall be fully paid and nonassessable.
The Corporation shall have the power to declare and pay dividends or other distributions upon the issued and outstanding shares of the Corporation, subject to the limitation that a dividend or other distribution may not be made if, after giving it effect, the Corporation would not be able to pay its debts as they become due in the usual course of business or the Corporation’s total assets would be less than its total liabilities (calculated without regard to any amounts that would be needed, if the Corporation were to be dissolved at the time of the dividend or other distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those of the holders of shares receiving the dividend or other distribution, unless otherwise expressly provided with respect to a series of Preferred Stock in the provisions of these Articles of Incorporation adopted by the Board of Directors pursuant to Section 4.6 hereof describing the terms of such series). Except as otherwise provided in Section 4.5 hereof, the Corporation shall have the power to issue shares of one class or series as a share dividend or other distribution in respect of that class or series or one or more other classes or series.
4.4    Voting Rights of Shares.
(a)Common Stock. Except as otherwise provided by the Corporation Law and subject to such shareholder disclosure and recognition procedures (which may include voting prohibition sanctions) as the Corporation may by action of its Board of Directors establish, shares of Common Stock have unlimited voting rights. Shares of Common Stock shall, when validly issued by the Corporation, entitle the record holder thereof to one (1) vote per share on all matters submitted to a vote of the shareholders of the Corporation. Shares of Common Stock shall not have cumulative voting rights.
(b)Preferred Stock. Except as required by the Corporation Law or by the provisions of these Articles of Incorporation adopted by the Board of Directors pursuant to Section 4.6 hereof describing the terms of the Preferred Stock or a series thereof, the holders of Preferred Stock shall have no voting rights or powers. Shares of Preferred Stock shall, when validly issued by the Corporation, entitle the record holder thereof to vote on such matters, but only on such matters, as the holders thereof are entitled to vote under the Corporation Law or under the provisions of these Articles of Incorporation adopted by the Board of Directors pursuant to Section 4.6 hereof describing the terms of the Preferred Stock or a series thereof (which provisions may provide for special, conditional, limited, or unlimited voting rights, including multiple or fractional votes per share, or for no right to vote, except to the extent required by the Corporation Law) and subject to such shareholder disclosure and recognition procedures (which may include voting prohibition sanctions) as the Corporation may by action of the Board of Directors establish.
4.5    Other terms of Common Stock.
(a)    Shares of Common Stock shall be equal in every respect insofar as their relationship to the Corporation is concerned, but such equality of rights shall not imply equality of treatment as to redemption or other acquisition of shares by the Corporation.
(b)    Subject to the rights of the holders of any outstanding Preferred Stock issued under Section 4.6 hereof, the holders of Common Stock shall be entitled to share ratably in such dividends or other distributions (other than purchases, redemptions, or other acquisitions of shares by the Corporation), if any, as are declared and paid from time to time at the discretion of the Board of Directors.
(c)    In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of the Preferred Stock of the full amount to which they shall be entitled under this Article IV, the holders of Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its shareholders.
4.6    Other terms of Preferred Stock.
(a)    Preferred Stock may be issued from time to time in one or more series, each such series to have such distinctive designation and such preferences, limitations, and relative voting and other rights as shall be set forth in these Articles of Incorporation. Subject to the requirements of the Corporation Law and subject to all other provisions of these Articles of Incorporation, the Board of Directors of the Corporation may create one or more series of Preferred Stock and may determine the preferences, limitations, and relative voting and other rights of one or more series of Preferred Stock before the issuance of any shares of that series by the adoption of an amendment to these Articles of Incorporation that specifies the terms of the series of Preferred Stock. All shares of a series of Preferred Stock must have preferences, limitations, and relative voting and other rights identical with those of other shares of the same series and, if the description of the series set forth in these Articles of Incorporation so provides, no series of Preferred Stock need have preferences, limitations, or relative voting or other rights identical with those of any other series of Preferred Stock.

Before issuing any shares of a series of Preferred Stock, the Board of Directors shall adopt an amendment to these Articles of Incorporation, which shall be effective without any shareholder approval or other action, that sets forth the preferences, limitations, and relative voting and other rights of the series, and authority is hereby expressly vested in the Board of Directors, by such amendment:
(1)To fix the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;
(2)To fix the voting rights of such series, which may consist of special, conditional, limited, or unlimited voting rights, including multiple or fractional votes per share, or no right to vote (except to the extent required by the Corporation Law);
(3)To fix the dividend or distribution rights of such series and the manner of calculating the amount and time for payment of dividends or distributions, including, but not limited to:
(A)The dividend rate, if any, of such series;
(B)Any limitations, restrictions, or conditions on the payment of dividends or other distributions, including whether dividends or other distributions shall be noncumulative or cumulative or partially cumulative and, if so, from which date or dates;
(C)The relative rights of priority, if any, of payment of dividends or other distributions on shares of that series in relation to Common Stock and shares of any other series of Preferred Stock; and
(D)The form of dividends or other distributions, which may be payable at the option of the Corporation, the shareholder, or another person (and in such case to prescribe the terms and conditions of exercising such option), or upon the occurrence of a designated event in cash, indebtedness, stock or other securities or other property, or in any combination thereof, and to make provisions, in the case of dividends or other distributions payable in stock or other securities, for adjustment of the dividend or distribution rate in such events as the Board of Directors shall determine;
(4)To fix the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed or converted, which may be
(A)At the option of the Corporation, the shareholder, or another person or upon the occurrence of a designated event;
(B)For cash, indebtedness, securities, or other property or any combination thereof; and
(C)In a designated amount or in an amount determined in accordance with a designated formula or by reference to extrinsic data or events;
(5)To fix the amount or amounts payable upon the shares of such series in the event of any liquidation, dissolution, or winding up of the Corporation and the relative rights of priority, if any, of payment upon shares of such series in relation to Common Stock and shares of any other series of Preferred Stock; and to determine whether or not any such preferential rights upon dissolution need be considered in determining whether or not the Corporation may make dividends, repurchases, or other distributions;
(6)To determine whether or not the shares of such series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of such series and, if so entitled, the amount of such fund and the manner of its application;
(7)To determine whether or not the issue of any additional shares of such series or of any series in addition to such series shall be subject to restrictions in addition to restrictions, if any, on the issue of additional shares imposed in the provisions of these Articles of Incorporation fixing the terms of any outstanding series of Preferred Stock theretofore issued pursuant to this Section 4.6 and, if subject to additional restrictions, the extent of such additional restrictions; and
(8)Generally to fix the other preferences or rights, and any qualifications, limitations, or restrictions of such preferences or rights, of such series to the full extent permitted by the Corporation Law; provided, however, that no such preferences, rights, qualifications, limitations, or restrictions shall be in conflict with these Articles of Incorporation or any amendment hereof.
(b)    Shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible, have been converted into shares of the Corporation of any other class or series, may be reissued as a part of such series or of any other series of Preferred Stock, subject to such limitations (if any) as may be fixed by the Board of Directors with respect to such series of Preferred Stock in accordance with subsection (a) of this Section 4.6.
ARTICLE V
Directors
5.1    Vacancies. Vacancies occurring in the Board of Directors shall be filled in the manner provided for in the By-Laws or, if the By-Laws do not provide for the filling of vacancies, in the manner provided for by the Corporation Law. The By-Laws may also provide that in certain circumstances specified therein, vacancies occurring in the Board of Directors may be filled by vote of the shareholders at a special meeting called for that purpose or at the next annual meeting of shareholders.
5.2    Liability of Directors. A Director’s responsibility to the Corporation shall be limited to discharging his or her duties as a Director, including his or her duties as a member of any committee of the Board of Directors upon which he or she may serve, in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the Director reasonably believes to be in the best interests of the Corporation, all based on the facts then known to the Director.
In discharging his or her duties, a Director is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by:
(a)    one (1) or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented;
(b)    legal counsel, public accountants, or other persons as to matters the Director reasonably believes are within such person’s professional or expert competence; or

(c)a committee of the Board of which the Director is not a member if the Director reasonably believes the Committee merits confidence;
but a Director is not acting in good faith if the Director has knowledge concerning the matter in question that makes reliance otherwise permitted by this Section 5.2 unwarranted.
A Director shall not be liable for any action taken as a Director, or any failure to take any action, unless (a) the Director has breached or failed to perform the duties of the Director’s office in compliance with this Section 5.2, and (b) the breach or failure to perform constitutes willful misconduct or recklessness.
5.3    Factors to be Considered by the Board. In determining whether to take or refrain from taking any action with respect to any matter, including making or declining to make any recommendation to shareholders of the Corporation, the Board of Directors may, in its discretion, consider both the short-term and long-term best interests of the Corporation (including the possibility that these interests may be best served by the continued independence of the Corporation), taking into account, and weighing as the Directors deem appropriate, the social and economic effects thereof on the Corporation’s present and future employees, suppliers and customers of the Corporation, the Corporation’s subsidiaries, the communities in which offices or other facilities of the Corporation are located, and any other factors the Directors consider pertinent.
5.4    Removal of Directors. Any or all of the members of the Board of Directors may be removed only at a meeting of the shareholders or Board of Directors called expressly for that purpose. Removal by the shareholders requires an affirmative vote of a majority of the outstanding shares, and removal by the Board of Directors requires an affirmative vote of a majority of the entire number of Directors at the time. In the case of removal of a Director by shareholders, a Director may be removed only for cause. In the case of removal of a Director by the Board of Directors, a Director may be removed either for cause or without cause. No Director may be removed except as provided in this Section 5.4.
5.5    Election of Directors by Holders of Preferred Stock. The holders of one (1) or more series of Preferred Stock may be entitled to elect all or a specified number of Directors, but only to the extent and subject to limitations as may be set forth in the provisions of these Articles of Incorporation adopted by the Board of Directors pursuant to Section 4.6 hereof describing the terms of the series of Preferred Stock.
5.6    Election of Directors by Shareholders. Except as otherwise set forth in this Article V, each Director shall be elected by a vote of the plurality of the shares represented in person or by proxy and entitled to vote on the election of Directors.
ARTICLE VI
Provisions for Regulation of Business and Conduct of Affairs of Corporation
6.1    Meetings of Shareholders. Meetings of the shareholders of the Corporation shall be held at such time and at such place, either within or without the State of Indiana, as may be stated in or fixed in accordance with the By-Laws of the Corporation and specified in the respective notices or waivers of notice of any such meetings.
6.2    Special Meetings of Shareholders. Unless otherwise prescribed by the Corporation Law, special meetings of the shareholders, for any purpose or purposes, may be called only in the manner provided for in the By-Laws of the Corporation.

6.3    Quorum. Unless the Corporation Law provides otherwise, at all meetings of shareholders, a majority of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum for action on the matter. Action may be taken at a shareholders’ meeting only on matters with respect to which a quorum exists; provided, however, that any meeting of shareholders, including annual and special meetings and any adjournments thereof, may be adjourned to a later date although less than a quorum is present. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.
6.4    Meeting of Directors. Meetings of the Board of Directors of the Corporation shall be held at such place, either within or without the State of Indiana, as may be authorized by the By-Laws and specified in the respective notices or waivers of notice of any such meetings or otherwise specified by the Board of Directors. Unless the By-Laws provide otherwise, (a) regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting and (b) the notice for a special meeting need not describe the purpose or purposes of the special meeting.
6.5    Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or shareholders, or of any committee of such Board, may be taken without a meeting, if the action is taken by all members of the Board or all shareholders entitled to vote on the action, or by all members of such committee, as the case may be. The action must be evidenced by one (1) or more written consents, in one or more counterparts, describing the action taken, signed by each Director, or all the shareholders entitled to vote on the action, or by each member of such committee, as the case may be, and, in the case of action by the Board of Directors or a committee thereof, included in the minutes or filed with the corporate records reflecting the action taken or, in the case of action by the shareholders, delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Action taken under this Section 6.5 is effective when the last Director, shareholder, or committee member, as the case may be, signs the consent, unless the consent specifies a different prior or subsequent effective date, in which case the action is effective on or as of the specified date. Executed consents returned to the Corporation by electronic mail or facsimile transmission may be relied upon as, and shall have the same effect as, originals of such consents. A consent signed under this Section 6.5 shall have the same effect as a unanimous vote of all members of the Board, or all shareholders, or all members of the committee, as the case may be, and may be described as such in any document.
6.6    By-Laws. The Board of Directors shall have the exclusive power to make, alter, amend, or repeal, or to waive provisions of, the By-Laws of the Corporation by the affirmative vote of a majority of the entire number of Directors at the time, except as expressly provided by the Corporation Law. All provisions for the regulation of the business and management of the affairs of the Corporation not stated in these Articles of Incorporation shall be stated in the By-Laws. The Board of Directors may adopt Emergency By-Laws of the Corporation and shall have the exclusive power (except as may otherwise be provided therein) to make, alter, amend, or repeal, or to waive provisions of, the Emergency By-Laws by the affirmative vote of a majority of the entire number of Directors at the time.
6.7    Interest of Directors.
(a)    A conflict of interest transaction is a transaction with the Corporation in which a Director of the Corporation has a direct or indirect interest. A conflict of interest transaction is not voidable by the Corporation solely because of the Director’s interest in the transaction if any one (1) of the following is true:

(1)The material facts of the transaction and the Director’s interest were disclosed or known to the Board of Directors or a committee of the Board of Directors and the Board of Directors or committee authorized, approved, or ratified the transaction.
(2)The material facts of the transaction and the Director’s interest were disclosed or known to the shareholders entitled to vote and they authorized, approved, or ratified the transaction.
(3)The transaction was fair to the Corporation.
(b)    For purposes of this Section 6.7, a Director of the Corporation has an indirect interest in a transaction if:
(1)    another entity in which the Director has a material financial interest or in which the Director is a general partner is a party to the transaction; or
(2)    another entity of which the Director is a director, officer, or trustee is a party to the transaction and the transaction is, or is required to be, considered by the Board of Directors of the Corporation.
(c)    For purposes of Section 6.7(a)(1) hereof, a conflict of interest transaction is authorized, approved, or ratified if it receives the affirmative vote of a majority of the Directors on the Board of Directors (or on the committee) who have no direct or indirect interest in the transaction, but a transaction may not be authorized, approved, or ratified under Section 6.7(a)(1) by a single Director. If a majority of the Directors who have no direct or indirect interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum shall be deemed present for the purpose of taking action under this Section 6.7. The presence of, or a vote cast by, a Director with a direct or indirect interest in the transaction does not affect the validity of any action taken under Section 6.7(a)(1) hereof if the transaction is otherwise authorized, approved, or ratified as provided in such subsection.
(d)For purposes of Section 6.7(a)(2) hereof, a conflict of interest transaction is authorized, approved, or ratified if it receives the affirmative vote of the holders of shares representing a majority of the votes entitled to be cast. Shares owned by or voted under the control of a Director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity described in Section 6.7(b) hereof, may be counted in such a vote of shareholders to determine whether to authorize, approve, or ratify a conflict of interest transaction.
6.8    Non-Liability of Shareholders. Shareholders of the Corporation are not personally liable for the acts or debts of the Corporation, nor is private property of shareholders subject to the payment of debts of the Corporation.
6.9    Indemnification of Officers, Directors, and Other Eligible Persons.
(a)    The Corporation shall indemnify every Eligible Person against all Liability and Expense that may be incurred by him or her in connection with or resulting from any Claim to the fullest extent authorized or permitted by the Corporation Law, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), or otherwise consistent with the public policy of the State of Indiana. In furtherance of the foregoing, and not by way of limitation, every Eligible Person shall be indemnified by the Corporation against all Liability and reasonable Expense that may be incurred by him or her in connection with or resulting from any Claim, (1) if such Eligible Person is Wholly Successful with respect to the Claim, or (2) if not Wholly Successful, then if such Eligible Person is determined, as provided in either Section 6.9(g) or 6.9(h) hereof, to have acted in good faith, in what he or she reasonably believed to be the best interests of the Corporation or at least not opposed to its best interests and, in addition, with respect to any criminal claim is determined to have had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Claim, by judgment, order, settlement (whether with or without court approval), or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that an Eligible Person did not meet the standards of conduct set forth in clause (2) of this subsection (a). The actions of an Eligible Person with respect to an employee benefit plan subject to the Employee Retirement Income Security Act of 1974 shall be deemed to have been taken in what the Eligible Person reasonably believed to be the best interests of the Corporation or at least not opposed to its best interests if the Eligible Person reasonably believed he was acting in conformity with the requirements of such Act or he reasonably believed his actions to be in the interests of the participants in or beneficiaries of the plan.
(b)    The term “Claim” as used in this Section 6.9 shall include every pending, threatened, or completed claim, action, suit, or proceeding and all appeals thereof (whether brought by or in the right of this Corporation or any other corporation or otherwise), civil, criminal, administrative, or investigative, formal or informal, in which an Eligible Person may become involved, as a party or otherwise:
(1)by reason of his or her being or having been an Eligible Person, or
(2)by reason of any action taken or not taken by him or her in his or her capacity as an Eligible Person, whether or not he or she continued in such capacity at the time such Liability or Expense shall have been incurred.
(c)    The term “Eligible Person” as used in this Section 6.9 shall mean every person (and the estate, heirs, and personal representatives of such person) who is or was a Director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee, partner, trustee, member, manager, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other organization or entity, whether for profit or not. An Eligible Person shall also be considered to have been serving an employee benefit plan at the request of the Corporation if his or her duties to the Corporation also imposed duties on, or otherwise involved services by, him or her to the plan or to participants in or beneficiaries of the plan.
(d)    The terms “Liability” and “Expense” as used in this Section 6.9 shall include, but shall not be limited to, attorneys’ fees and disbursements and amounts of judgments, fines, or penalties against (including excise taxes assessed with respect to an employee benefit plan), and amounts paid in settlement by or on behalf of an Eligible Person.
(e)    The term “Wholly Successful” as used in this Section 6.9 shall mean (1) termination of any Claim, whether on the merits or otherwise, against the Eligible Person in question without any finding of liability or guilt against him or her, (2) approval by a court, with knowledge of the indemnity herein provided, of a settlement of any Claim, or (3) the expiration of a reasonable period of time after the making or threatened making of any Claim without the institution of the same, without any payment or promise made to induce a settlement.

(f)    As used in this Section 6.9, the term “Corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation of such consolidation or merger, so that any Eligible Person who is or was a Director, officer, employee or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a Director, officer, employee, partner, trustee, member, manager, agent, or fiduciary of any other corporation, partnership, joint venture, trust, employee benefit plan, limited liability company or other organization or entity, whether for profit or not, shall stand in the same position under this Section 6.9 with respect to the new or surviving corporation as he or she would if he or she had served the new or surviving corporation in the same capacity.
(g)    Every Eligible Person claiming indemnification hereunder (other than one who has been Wholly Successful with respect to any Claim) shall be entitled to indemnification (1) if special independent legal counsel, which may be regular counsel of the Corporation, or other disinterested person or persons, in either case selected by the Board of Directors, whether or not a disinterested quorum exists (such counsel or person or persons being hereinafter called the “Referee”), shall deliver to the Corporation a written finding that such Eligible Person has met the standards of conduct set forth in Section 6.9(a)(2) hereof, and (2) if the Board of Directors, acting upon such written finding, so determines. The Board of Directors shall, if an Eligible Person is found to be entitled to indemnification pursuant to the preceding sentence, also determine the reasonableness of the Eligible Person’s Expenses. The Eligible Person claiming indemnification shall, if requested, appear before the Referee, answer questions that the Referee deems relevant and shall be given ample opportunity to present to the Referee evidence upon which the Eligible Person relies for indemnification. The Corporation shall, at the request of the Referee, make available facts, opinions, or other evidence in any way relevant to the Referee’s findings that are within the possession or control of the Corporation.
(h)    If an Eligible Person claiming indemnification pursuant to Section 6.9(g) above is found not to be entitled thereto, or if the Board of Directors fails to select a Referee under Section 6.9(g) hereof within a reasonable amount of time following a written request of an Eligible Person for the selection of a Referee, or if the Referee or the Board of Directors fails to make a determination under Section 6.9(g) hereof within a reasonable amount of time following the selection of a Referee, the Eligible Person may apply for indemnification with respect to a Claim to a court of competent jurisdiction, including a court in which the Claim is pending against the Eligible Person. On receipt of an application, the court, after giving notice to the Corporation and giving the Corporation ample opportunity to present to the court any information or evidence relating to the claim for indemnification that the Corporation deems appropriate, may order indemnification if it determines that the Eligible Person is entitled to indemnification with respect to the Claim because such Eligible Person met the standards of conduct set forth in Section 6.9(a)(2) hereof. If the court determines that the Eligible Person is entitled to indemnification, the court shall also determine the reasonableness of the Eligible Person’s Expenses.
(i)    Expenses incurred by an Eligible Person who is a Director or officer of the Corporation in defending any Claim shall be paid by the Corporation in advance of the final disposition of such Claim promptly as they are incurred upon receipt of an undertaking by or on behalf of such Eligible Person to repay such amount if he or she is determined not to be entitled to indemnification. Expenses incurred by any other Eligible Person with respect to any Claim may be advanced by the Corporation (by action of the Board of Directors, whether or not a disinterested quorum exists) prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Eligible Person to repay such amount if he or she is determined not to be entitled to indemnification.
(j)    The rights of indemnification and advancement of Expenses provided in this Section 6.9 shall be in addition to any rights to which any Eligible Person may otherwise be entitled. Irrespective of the provisions of this Section 6.9, the Board of Directors may, at any time and from time to time, (1) approve indemnification of any Eligible Person to the full extent permitted by the provisions of applicable law at the time in effect, whether on account of past or future transactions, and (2) authorize the Corporation to purchase and maintain insurance on behalf of any Eligible Person against any Liability or Expense asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such Liability or Expense.
(k)    The provisions of this Section 6.9 shall be deemed to be a contract between the Corporation and each Eligible Person, and an Eligible Person’s rights hereunder shall not be diminished or otherwise adversely affected by any repeal, amendment, or modification of this Section 6.9 that occurs subsequent to such person becoming an Eligible Person.
(l)    The provisions of this Section 6.9 shall be applicable to Claims made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.
(m)    If this Section 6.9 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Section 6.9 that shall not have been invalidated and to the fullest extent permitted by applicable law.
ARTICLE VII
Miscellaneous Provisions
7.1    Amendment or Repeal. Except as otherwise expressly provided for in these Articles of Incorporation, the Corporation shall be deemed, for all purposes, to have reserved the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation to the extent and in the manner now or hereafter permitted or prescribed by statute, and all rights herein conferred upon shareholders are granted subject to such reservation; provided, however, that any amendment to Section 5.4 of Article V, or Section 6.2 or Section 6.9 of Article VI, of these Articles of Incorporation shall require the approval of the holders of at least two-thirds (2/3) of the outstanding shares of the Common Stock.
7.2    Headings. The headings of the Articles and Sections of these Articles of Incorporation have been inserted for convenience of reference only and do not in any way define, limit, construe, or describe the scope or intent of any Article or Section hereof.